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                                  EXHIBIT 8(c)

                  Amended Schedule A to the Custodian Agreement








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                                                       Dated: __________, 1998


                                     FORM OF
                                   SCHEDULE A
                            TO THE CUSTODY AGREEMENT
                                     BETWEEN
                              AMSOUTH MUTUAL FUNDS
                                       AND
                                  AMSOUTH BANK
                              DATED APRIL 17, 1997

AmSouth Prime Obligations Fund
AmSouth U.S. Treasury Fund
AmSouth Tax Exempt Fund
AmSouth Equity Fund
AmSouth Regional Equity Fund
AmSouth Balanced Fund
AmSouth Bond Fund
AmSouth Municipal Bond Fund
AmSouth Limited Maturity Fund
AmSouth Government Income Fund
AmSouth Florida Tax-Free Fund
AmSouth Capital Growth Fund
AmSouth Small Cap Fund
AmSouth Equity Income Fund
AmSouth Enhanced Market Fund
AmSouth Large Cap Growth Fund
AmSouth Institutional Prime Obligations Fund
AmSouth Institutional U.S. Treasury Fund

                                         AMSOUTH MUTUAL FUNDS

                                         By:
                                            -----------------------------

                                         Title:
                                               --------------------------

                                         AMSOUTH BANK

                                         By:
                                            -----------------------------

                                         Title:
                                               --------------------------